SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2003

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-11911 (Commission File Number)	35-1910745 (IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts		02453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(781) 894-9770

ITEM 5.  OTHER EVENTS

5.1              On March 3, 2003, Conn-Selmer, Inc., a division of Steinway Musical Instruments, Inc. announced that its employees with Local 2359 of the United Auto Workers (UAW) went on strike.  The UAW represents approximately 230 employees (18% of the division’s workforce) at Conn-Selmer’s Eastlake, Ohio brass instrument manufacturing facility.  The Company anticipates that it will be able to meet customer needs for several months with existing finished goods inventory.  For additional information, see the press release attached hereto as Exhibit 99.1.

5.2              On February 25, 2003, Steinway Musical Instruments, Inc. released its results for the fourth quarter ended December 31, 2002.  For additional information, see the press release attached hereto as Exhibit 99.2.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Press release dated March 3, 2003 regarding the strike at Conn-Selmer’s Eastlake, Ohio Plant

99.2	Press release dated February 25, 2003 regarding the 2002 fourth quarter results of Steinway Musical Instruments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 4, 2003	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Dana D. Messina
Name: Dana D. Messina
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 3, 2003 regarding the strike at Conn-Selmer’s Eastlake, Ohio Plant

99.2	Press release dated February 25, 2003 regarding the 2002 fourth quarter results of Steinway Musical Instruments, Inc.